Exhibit 10.24(a)
tZERO GROUP, INC.
OMNIBUS AMENDMENT TO OPTION GRANT AGREEMENTS

November 25, 2019
THIS OMNIBUS AMENDMENT TO OPTION GRANT AGREEMENTS (the “Amendment”) is made by and between tZERO Group, Inc., a Delaware corporation (the “Company”), and certain “Participants” to the Company’s 2017 Equity Incentive Stock Plan (adopted on December 24, 2017 and as amended, supplemented or otherwise modified prior to the date hereof, the “Plan”), as of the date set forth above. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.
WHEREAS, the Company has adopted the Plan, pursuant to which Awards of Options may be granted from time to time;
WHEREAS, certain Participants were previously granted Awards of Options pursuant to a Nonqualified Option Grant Agreement (such agreement as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”) and accompanying Notice of Stock Option Grant and either maintain vested Options or the ability to vest Options in the future pursuant to such Existing Agreement as of the date hereof, including those Participants listed on Annex A (such Participants, “Affected Participants”);
WHEREAS, the Company has determined that it is in the best interests of the Company and its Stockholders to amend each Existing Agreement to allow each Affected Participant to exercise any vested Options they may receive from the period following the termination of their Continuous Service until the Expiration Date set forth in such Affected Participant’s Existing Agreement (the “Exercise Amendments”), as provided for herein; and
WHEREAS, the Amendment does not require any Affected Participant’s consent pursuant to the terms of the Plan.
NOW, THEREFORE, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1. Amendment to Existing Agreement.

a.
Section 5 of each Existing Agreement (or equivalent section relating to the termination of an Affected Participant’s Continuous Service) is hereby amended and restated in its entirety to read as follows:

“Section 5. Termination of Continuous Service. In the event Optionee’s Continuous Service terminates, Optionee may exercise the Option (to the extent that Optionee was entitled to exercise the Option as of the date of termination) at any time prior to the Expiration Date set forth in the Grant Notice. If, after termination, Optionee does not exercise the Option before the Expiration Date set forth in the Grant Notice, the Option shall terminate.”

b.
To the extent any Existing Agreement does not follow or was not prepared utilizing the Company’s standard form of Nonqualified Option Grant Agreement (as existing on the date hereof), such Existing Agreement shall be deemed to be amended as may be necessary to effectuate the Exercise Amendments; provided that in no event shall any Existing Agreement be amended or otherwise modified pursuant to this Amendment in any manner which would result in such modification having an adverse effect on such Affected Participant’s material rights under the applicable Existing Agreement.

2. Miscellaneous.
(a) Entire Agreement. The applicable Existing Agreements, this Amendment and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. In the event that any terms or provisions of an Existing Agreement or the Plan conflict or are inconsistent with the terms and provisions of this Amendment, the terms of this Amendment shall govern and control. Except as amended hereby, the Existing Agreements remain unmodified and in full force and effect.
(b)  Effectiveness. This Amendment shall be deemed effective as of October 10, 2019, as if executed on such date.
(c) Severability. The invalidity or unenforceability of any provision of this Amendment, an Existing Agreement or the Plan shall not affect the validity or enforceability of any other provision of this Amendment, an Existing Agreement or the Plan, and each provision of this Amendment, an Existing Agreement and the Plan shall be severable and enforceable to the extent permitted by law.
(d) Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the provisions governing conflict of laws.

IN WITNESS WHEREOF, the undersigned, an authorized officer of the Company, has caused this Amendment to be executed as of the date first stated above.

tZERO GROUP, INC.
By:	/s/ Steven Hopkins
Name:	Steven Hopkins
Title:	President